Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238235 on Form F-3 of our report dated April 15, 2022, relating to the consolidated financial statements of EuroDry Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 15, 2022